UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

Cable One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36863	13-3060083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, Cable One, Inc. (“Cable One” or the “Company”) announced that its Board of Directors (the “Board”) appointed Julia M. Laulis, the current President and Chief Operating Officer of Cable One, as President and Chief Executive Officer of the Company and that Thomas O. Might, the current Chairman of the Board and Chief Executive Officer of Cable One, will assume the role of Executive Chairman of the Company, with such appointments to be effective January 1, 2017. Mr. Might will continue to serve as Chairman of the Board of Cable One in his new role. Ms. Laulis was also elected to serve as a Class I director of the Company, with a term expiring at the 2019 annual meeting of stockholders, effective January 1, 2017. In connection with Ms. Laulis’ election as a director, the Board increased the number of directors constituting the Board from eight to nine and named Ms. Laulis to serve as a member of the Executive Committee of the Board, effective January 1, 2017.

Ms. Laulis, 54, has been President and Chief Operating Officer of Cable One since January 2015. Ms. Laulis joined Cable One in 1999 as Director of Marketing-NW Division. In 2001, she was named Vice President of Operations for the SW Division. In 2004, she accepted the additional responsibility for starting up Cable One’s Phoenix Customer Care Center. In 2008, she was named Chief Operations Officer, and in 2012, she was named Chief Operating Officer of Cable One. Prior to joining Cable One, Ms. Laulis served in various senior marketing positions with Jones Communications. Ms. Laulis began her 30-year career in the cable industry with Hauser Communications.

Ms. Laulis’ compensation in connection with her role as President and Chief Executive Officer has not yet been determined. Employee directors of Cable One do not receive additional compensation for serving on the Board. There is no arrangement or understanding between Ms. Laulis or any other person pursuant to which she was selected as Chief Executive Officer or a director. There are no family relationships among any of the Company’s directors or executive officers. Ms. Laulis has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01                          Regulation FD Disclosure.

On December 12, 2016, the Company issued a press release relating to the announcement described in Item 5.02. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01                          Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued by Cable One, Inc. on December 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Alan H. Silverman
	Name:	Alan H. Silverman
	Title:	Senior Vice President, General Counsel, Director of Administration and Secretary

Date: December 12, 2016

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Cable One, Inc. on December 12, 2016.